CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2014, relating to the financial statements and financial highlights of VelocityShares Equal Risk Weighted Large Cap ETF, a series of Exchange Traded Concepts Trust, for the period July 29, 2013 (commencement of operations) through April 30, 2014, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 27, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2014, relating to the financial statements and financial highlights of ROBO-STOXTM Global Robotics and Automation Index ETF, a series of Exchange Traded Concepts Trust, for the period October  21, 2013 (commencement of operations) through April 30, 2014, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 27, 2014